EX-3
Distribution Financial Services RV Trust 1999-3
August 16, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                        $374,531,023.45
Beginning Pool Factor                                              1.00000000

Distribution Allocable to Principal on Notes
                     Prior                           Current
Class  Principal Payments $1000 of orig.prin.bal Principal Payments $1000 of orig.prin.bal
A-1         $0.00              0.0000000             $0.00                 0.0000000
A-2         $0.00              0.0000000             $0.00                 0.0000000
A-3         $0.00              0.0000000             $0.00                 0.0000000
A-4         $0.00              0.0000000             $0.00                 0.0000000
A-5         $0.00              0.0000000             $0.00                 0.0000000
A-6         $0.00              0.0000000             $0.00                 0.0000000
  B         $0.00              0.0000000             $0.00                 0.0000000
  C         $0.00              0.0000000             $0.00                 0.0000000

Distribution Allocable to Interest on Notes
                         Prior                                  Current
Class        Rate   Interest Payment $1000 of orig.prin.bal Interest Payments $1000 of orig.prin.bal
A-1          5.32%       $0.00         0.0000000                $79,415.45          2.6620001
A-2          5.97%       $0.00         0.0000000               $282,858.27          2.8191667
A-3          6.43%       $0.00         0.0000000               $147,173.77          3.0363889
A-4          6.65%       $0.00         0.0000000               $271,973.18          3.1402778
A-5          6.76%       $0.00         0.0000000               $119,979.67          3.1922222
A-6          6.88%       $0.00         0.0000000               $178,191.81          3.2488889
  B          7.17%       $0.00         0.0000000                $31,701.56          3.3858336
  C          7.92%       $0.00         0.0000000                $28,016.34          3.7400000

Note Balance After Giving Effect to Principal Distribution
Class  Beginning Balance      Pool Factor   Ending Balance       Pool Factor
A-1     29,833,000.00          1.0000000    $23,500,855.75        787.7469832
A-2    100,334,000.00          1.0000000   $100,334,000.00          1.0000000
A-3     48,470,000.00          1.0000000    $48,470,000.00          1.0000000
A-4     86,608,000.00          1.0000000    $86,608,000.00          1.0000000
A-5     37,585,000.00          1.0000000    $37,585,000.00          1.0000000
A-6     54,847,000.00          1.0000000    $54,847,000.00          1.0000000
  B      9,363,000.00          1.0000000     $9,363,000.00          1.0000000
  C      7,491,000.00          1.0000000     $7,491,000.00          1.0000000

Servicing Fee                                                     $156,054.59
Servicing Fee Per $1,000 of Orig.Note                               0.4166667

Realized Losses                                                         $0.00

Reserve Account Balance                                         $3,402,066.71

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                                $9,208,920.18
             Interest Payments Received                         $2,876,775.93
             Scheduled Principal Payments Received              $2,041,487.43
             Principal Prepayments Received                     $4,290,656.82

Distribution to Residual Interestholders                                $0.00

Noteholders' Interest Carryover Shortfall                               $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note           0.0000000

Aggregate Purchase Amounts for Receivables that were
purchased in related Collection Period                                  $0.00

Ending Pool Balance                                           $368,198,879.20
Ending Pool Factor                                                 0.98309314
